                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

        AGREEMENT to be effective the 30th day of September 2005, by and between
PRINCIPAL VARIABLE CONTRACTS FUND, INC., a Maryland corporation (hereinafter called the "Fund") and PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation
(hereinafter called "the Manager").

                              W I T N E S S E T H:

        WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

        (a)    Certificate of Incorporation of the Fund;

        (b)    Bylaws of the Fund as adopted by the Board of Directors;

        (c)    Resolutions of the Board of Directors of the Fund selecting the
               Manager as investment adviser and approving the form of this
               Agreement.

        NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of the Fund, and the Manager agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

 1. INVESTMENT ADVISORY SERVICES

        The Manager will regularly perform the following services for the Fund:

        (a)    Provide investment research, advice and supervision;

        (b)    Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;

        (c)    Furnish to the Board of Directors of the Fund (or any appropriate committee of such Board), and revise from time to time as
               economic conditions require, a recommended investment program for the portfolio of each Account of the Fund consistent with the
               Account's investment objective and policies;

        (d)    Implement such of its recommended investment program as the Fund shall approve, by placing orders for the purchase and sale of securities, subject always to the provisions of the Fund's
               Certificate of Incorporation and Bylaws and the requirements of the Investment Company Act of 1940 (the "1940 Act"), and the
               Fund's Registration Statement, current Prospectus and Statement of Additional Information, as each of the same shall be from time to time in effect;

        (e)    Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its
               Board of Directors and any appropriate committees of such Board regarding the general conduct of the investment business of the
               Fund; and

        (f)    Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem appropriate in order to enable it to determine that the investment policies of the Fund are being observed.

2.      CORPORATE AND OTHER ADMINISTRATIVE SERVICES AND EXPENSES

        The Manager will regularly perform or assume responsibility for general corporate and all other administrative services and expenses, except as set out in Section 4 hereof, as follows:

        (a)    Furnish office space, all necessary office facilities and assume costs of keeping books of the Fund;

        (b)    Furnish the services of executive and clerical personnel
               necessary to perform the general corporate functions of the Fund;

        (c)    Compensate and pay the expenses of all officers, and employees of the Fund, and of all directors of the Fund who are persons affiliated with the Manager;

        (d)    Determine the net asset value of the shares of the Fund's Capital
               Stock as frequently as the Fund shall request or as shall be required by applicable law or regulations;

        (e)    Provide for the organizational expense of the Fund and expenses incurred with the registration of the Fund and Fund shares with the federal and state regulatory agencies, including the costs of printing prospectuses in such number as the Fund shall need for purposes of registration and for the sale of its shares;

        (f)    Be responsible for legal and auditing fees and expenses incurred with respect to registration and continued operation of the Fund;

        (g)    Act as, and provide all services customarily performed by, the transfer and paying agent of the Fund including, without
               limitation, the following:

               (i) issuance, registry of shares, and maintenance of open account system;

               (ii)   preparation and distribution of dividend and capital gain
                      payments to shareholders;

               (iii)  preparation and distribution to shareholders of reports, tax information, notices, proxy statements and proxies;

               (iv)   delivery, redemption and repurchase of shares, and
                      remittances to shareholders; and

               (v)    correspondence with shareholders concerning items (i),
                      (ii), (iii) and (iv) above.

        (h) Prepare stock certificates, and distribute the same requested by shareholders of the Fund; and

        (i)    Provide such other services as required by law or considered reasonable or necessary in the conduct of the affairs of the Fund in order for it to meet its business purposes.

3.      RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS

        The Manager in assuming responsibility for the various services as set forth in 1 and 2 above, reserves the right to enter into agreements with others for the performance of certain duties and services or to delegate the performance of some or all of such duties and services to Principal Life
Insurance Company, or an affiliate thereof; provided, however that entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of Directors.

4.      EXPENSES BORNE BY FUND

        The Fund will pay, without reimbursement by the Manager, the following expenses:

        (a)    Taxes, including in the case of redeemed shares any initial transfer taxes, and other local, state and federal taxes,
               governmental fees and other charges attributable to investment transactions;

        (b)    Portfolio brokerage fees and incidental brokerage expenses;

        (c)    Interest;

        (d)    The fees and expenses of the Custodian of its assets;

        (e)    The fees and expenses of all directors of the Fund who are not persons affiliated with the Manager; and

        (f)    The cost of meetings of shareholders.

5.      COMPENSATION OF THE MANAGER BY FUND

        For all services to be rendered and payments made as provided in
Sections 1 and 2 hereof, the Fund will accrue daily and pay the Manager within five days after the end of each calendar month a fee based on the average of the values placed on the net assets of the Accounts of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with the schedules attached hereto.

        Net asset value shall be determined pursuant to applicable provisions of the Certificate of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this
Section 5 the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets for each day the suspension continues.

        The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

6.      ASSUMPTION OF EXPENSES BY PRINCIPAL LIFE INSURANCE COMPANY

        Although in no way relieving the Manager of its responsibility for the performance of the duties and services set out in Section 2 hereof, and regardless of any delegation thereof as permitted under Section 3 hereof, some or all of the expenses therefore may be voluntarily assumed by Principal Life
Insurance Company and the Manager may be reimbursed therefore, or such expenses may be paid directly by Principal Life Insurance Company.

7.      AVOIDANCE OF INCONSISTENT POSITION

        In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Manager nor any of the Manager's directors, officers or employees will act as a principal or agent or receive any commission.

 8. LIMITATION OF LIABILITY OF THE MANAGER

        The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this
Agreement.

9.      COPIES OF CORPORATE DOCUMENTS

        The Fund will furnish the Manager promptly with properly certified or authenticated copies of amendments or supplements to its articles or bylaws.
Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the Manager in its efforts to carry out its duties and responsibilities under this Agreement.

10. DURATION AND TERMINATION OF THIS AGREEMENT

        This Agreement shall remain in force until the conclusion of the first meeting of the shareholders of the Fund and if it is approved by a vote of a majority of the outstanding voting securities of the Fund it shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the
Fund or, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal
Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the
Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Fund, or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this
Section 10, the definitions contained in Section 2(a) of the Investment Company
Act of 1940 (particularly the definitions of "interested person," "assignment"
and "voting security") shall be applied.

11. AMENDMENT OF THIS AGREEMENT

        No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the Fund's outstanding voting securities and by vote of a majority of the directors who are not interested persons of the Manager, Principal Life Insurance Company or the
Fund cast in person at a meeting called for the purpose of voting on such approval.

12. ADDRESS FOR PURPOSE OF NOTICE

        Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the
Manager for this purpose shall be The Principal Financial Group, Des Moines,
Iowa 50392.

13.     MISCELLANEOUS

        The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

              PRINCIPAL VARIABLE CONTRACTS FUND, INC.

              By /s/A. S. Filean
                 ---------------------------------------------------------------
                 Arthur S. Filean, Senior Vice President

              PRINCIPAL MANAGEMENT CORPORATION

              By /s/Ralph C. Eucher
                 ---------------------------------------------------------------
                 Ralph C. Eucher, President and Chief Executive Officer

                       SCHEDULE 1                                                       SCHEDULE 6
                    MANAGEMENT FEES                                                  MANAGEMENT FEES
                   Equity Growth and                                                  MidCap Growth
               Asset Allocation Accounts                                   and Real Estate Securities Accounts

     Average Daily Net       Fee as a Percentage of                    Average Daily Net       Fee as a Percentage of
Assets of the Account      Average Daily Net Assets               Assets of the Account      Average Daily Net Assets
---------------------      ------------------------               ---------------------      ------------------------
First $100,000,000...................0.80%                        First $100,000,000...................0.90%
Next $100,000,000....................0.75%                        Next $100,000,000....................0.85%
Next $100,000,000....................0.70%                        Next $100,000,000....................0.80%
Next $100,000,000....................0.65%                        Next $100,000,000....................0.75%
Thereafter...........................0.60%                        Thereafter...........................0.70%

                       SCHEDULE 2                                                       SCHEDULE 7
                    MANAGEMENT FEES                                                  MANAGEMENT FEES
             Diversified International and                                       SmallCap Growth Account
                 Equity Value Accounts
                                                                       Average Daily Net       Fee as a Percentage of
Average Daily Net            Fee as a Percentage of               Assets of the Account      Average Daily Net Assets
Assets of the Account      Average Daily Net Assets               ---------------------      ------------------------
---------------------      ------------------------
First $250,000,000...................0.85%                        First $100,000,000...................1.00%
Next $250,000,000....................0.80%                        Next $100,000,000....................0.95%
Next $250,000,000....................0.75%                        Next $100,000,000....................0.90%
Next $250,000,000....................0.70%                        Next $100,000,000....................0.85%
Thereafter...........................0.65%                        Thereafter...........................0.80%

                       SCHEDULE 3                                                       SCHEDULE 8
                    MANAGEMENT FEES                                                  MANAGEMENT FEES
                     MidCap Account                                                  SmallCap Account

     Average Daily Net       Fee as a Percentage of                    Average Daily Net       Fee as a Percentage of
Assets of the Account      Average Daily Net Assets               Assets of the Account      Average Daily Net Assets
---------------------------------------------------               ---------------------      ------------------------
First $100,000,000...................0.65%                        First $100,000,000...................0.85%
Next $100,000,000....................0.60%                        Next $100,000,000....................0.80%
Next $100,000,000....................0.55%                        Next $100,000,000....................0.75%
Next $100,000,000....................0.50%                        Next $100,000,000....................0.70%
Thereafter...........................0.45%                        Thereafter...........................0.65%

                       SCHEDULE 4                                                       SCHEDULE 9
                    MANAGEMENT FEES                                                  MANAGEMENT FEES
                        Balanced                                                  SmallCap Value Account
               and Equity Income Accounts

     Average Daily Net       Fee as a Percentage of                  Average Daily Net       Fee as a Percentage of
  Assets of the Account      Average Daily Net Assets             Assets of the Account      Average Daily Net Assets
---------------------      ------------------------               ---------------------      ------------------------
First $100,000,000...................0.60%                        First $100,000,000...................1.10%
Next $100,000,000....................0.55%                        Next $100,000,000....................1.05%
Next $100,000,000....................0.50%                        Next $100,000,000....................1.00%
Next $100,000,000....................0.45%                        Next $100,000,000....................0.95%
Thereafter...........................0.40%                        Thereafter...........................0.90%

                       SCHEDULE 5                                                      SCHEDULE 10
                    MANAGEMENT FEES                                                  MANAGEMENT FEES

 Bond, Government & High Quality Bond, Short-Term Bond                        International SmallCap Account
               and Money Market Accounts

     Average Daily Net       Fee as a Percentage of                    Average Daily Net       Fee as a Percentage of
Assets of the Account      Average Daily Net Assets               Assets of the Account      Average Daily Net Assets
---------------------      ------------------------               ---------------------      ------------------------
First $100,000,000...................0.50%                        First $100,000,000...................1.20%
Next $100,000,000....................0.45%                        Next $100,000,000....................1.15%
Next $100,000,000....................0.40%                        Next $100,000,000....................1.10%
Next $100,000,000....................0.35%                        Next $100,000,000....................1.05%
Thereafter...........................0.30%                        Thereafter...........................1.00%

                      SCHEDULE 11                                                      SCHEDULE 16
                    MANAGEMENT FEES                                                  MANAGEMENT FEES
                     Capital Value                                                    LargeCap Value
                  and Growth Accounts                                          and LargeCap Blend Accounts

     Average Daily Net       Fee as a Percentage of                    Average Daily Net       Fee as a Percentage of
Assets of the Account      Average Daily Net Assets               Assets of the Account      Average Daily Net Assets
---------------------      ------------------------               ---------------------      ------------------------
First $250 Million...................0.60%                        First $250 Million...................0.75%
Next $250 Million....................0.55%                        Next $250 Million....................0.70%
Next $250 Million....................0.50%                        Next $250 Million....................0.65%
Next $250 Million....................0.45%                        Next $250 Million....................0.60%
Thereafter...........................0.40%                        Thereafter...........................0.55%

                      SCHEDULE 12                                                      SCHEDULE 17
                    MANAGEMENT FEES                                                  MANAGEMENT FEES
                  MidCap Value Account                             LifeTime 2010, LifeTime 2020, LifeTime 2030, LifeTime 2040,
                                                                   LifeTime 2050 and LifeTime Strategic Income Accounts

     Average Daily Net       Fee as a Percentage of                     Average Daily Net       Fee as a Percentage of
Assets of the Account      Average Daily Net Assets                Assets of the Account      Average Daily Net Assets
----------------------     ------------------------                ---------------------      ------------------------
First $250 Million...................1.05%                         All Net Assets.......................0.1225%
Next $250 Million....................1.00%
Next $250 Million....................0.95%
Next $250 Million....................0.90%
Thereafter...........................0.85%

                      SCHEDULE 13
                    MANAGEMENT FEES
              LargeCap Stock Index Account

     Average Daily Net       Fee as a Percentage of
Assets of the Account      Average Daily Net Assets
---------------------      ------------------------
Overall Fee..........................0.35%

                      SCHEDULE 14
                    MANAGEMENT FEES
             LargeCap Growth Equity Account

     Average Daily Net       Fee as a Percentage of
Assets of the Account      Average Daily Net Assets
---------------------      ------------------------
Overall Fee..........................1.00%

                      SCHEDULE 15
                    MANAGEMENT FEES
         International Emerging Markets Account

     Average Daily Net       Fee as a Percentage of
Assets of the Account      Average Daily Net Assets
---------------------      ------------------------
First $250 Million...................1.25%
Next $250 Million....................1.20%
Next $250 Million....................1.15%
Next $250 Million....................1.10%
Thereafter...........................1.05%